Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99944) pertaining to the Royal Grip, Inc. 401(k) Savings Plan of our report dated July 11, 1997 with respect to the financial statements and schedules of the Royal Grip, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996 and the period from October 1, 1995 to December 31, 1995.


                                                  /s/ ERNST & YOUNG LLP

Phoenix, Arizona
July 14, 1997